UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2025

CFSB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-41220	87-4396534
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15 Beach Street, Quincy, Massachusetts		02170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 471-0750

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, Par Value $0.01 Per Share	CFSB	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective October 31, 2025, CFSB Bancorp, Inc. (“CFSB Bancorp”), a federal corporation, completed its previously announced merger with Hometown Financial Group, Inc., a Massachusetts corporation (“Hometown Financial”), pursuant to the Agreement and Plan of Merger, dated as of May 20, 2025, by and among Hometown Financial Group, MHC, a Massachusetts mutual holding company, Hometown Financial Group, Inc., a Massachusetts corporation (“Hometown Financial”), Hometown Financial Acquisition Corp. II, a Massachusetts corporation and wholly-owned subsidiary of Hometown (“Merger Sub”), 15 Beach, MHC, a federal mutual holding company, and CFSB Bancorp (the “Merger Agreement”). Pursuant to the Merger Agreement, CFSB Bancorp merged with Merger Sub, with CFSB Bancorp surviving, followed immediately by the merger of CFSB Bancorp into Hometown Financial, with Hometown Financial surviving (the “Merger”).

Immediately following the Merger, Colonial Federal Savings Bank, a wholly-owned subsidiary of CFSB, merged with and into North Shore Bank, a Co-Operative Bank, a wholly-owned subsidiary of Hometown, with North Shore Bank, a Co-Operative Bank surviving.

Under the terms of the Merger Agreement, CFSB Bancorp’s shareholders are entitled to receive $14.25 in cash in exchange for each share of CFSB Bancorp common stock that they own.

The foregoing descriptions of the Merger Agreement and the Merger do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is incorporated by reference to Exhibit 2.1 of CFSB Bancorp’s Current Report on Form 8-K filed on May 21, 2025.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, CFSB Bancorp no longer fulfills the listing requirements of the Nasdaq Stock Market (“Nasdaq”). CFSB Bancorp notified Nasdaq that trading in CFSB Bancorp common stock should be suspended and the listing of CFSB Bancorp common stock should be removed, in each case following the closing of the market on October 31, 2025. CFSB Bancorp also requested that Nasdaq file a notification of removal from listing of CFSB Bancorp common stock on Form 25 with the Securities and Exchange Commission (the “SEC”) to deregister CFSB Bancorp’s common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Hometown Financial, as successor to CFSB Bancorp, intends to file a Form 15 with the SEC to suspend CFSB Bancorp’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon the consummation of the Merger, CFSB Bancorp’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective upon the consummation of the Merger, the Charter and the Bylaws of CFSB Bancorp ceased to be in effect.

Item 9.01	Financial Statements and Exhibits

      (d)  Exhibits.

Exhibit No.	Title

2.1
Agreement and Plan of Merger dated as of May 20, 2025, by and among, Hometown Financial Group, MHC, Hometown Financial Group, Inc., Hometown Financial Acquisition Corp. II, 15 Beach, MHC and CFSB Bancorp, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOMETOWN FINANCIAL GROUP, INC., AS SUCCESSOR BY MERGER TO CFSB BANCORP, INC.
DATE: November 3, 2025	By:	/s/ Matthew S. Sosik
Matthew S. Sosik Chief Executive Officer